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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 19, 2013
Date of Report (date of earliest event reported)

Cubic Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)
9333 Balboa Avenue
San Diego, California (Address of principal executive offices)		92123 (Zip Code)

Registrant's telephone number, including area code: (858) 277-6780

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐
Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.    Other Events.

This Current Report on Form 8-K is being filed by Cubic Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 relating to shares of the Company's common stock that may be issued under the Company's equity incentive plan, for the purpose of reflecting the retrospective adoption of the Financial Accounting Standards Board Accounting Standards Update ("ASU") No. 2011-05, Presentation of Comprehensive Income (the "Updated Standards"), with respect to its audited consolidated financial statements as of September 30, 2012, September 30, 2011 (restated), September 30, 2010 (restated) and September 30, 2009 (restated) and for each of the years then ended. Such financial statements are consistent with the financial statements for such periods included in the Company's Annual Report on Form 10-K for the year ended September 30, 2012, filed with the Securities and Exchange Commission on December 14, 2012, except (i) the report of Ernst & Young LLP accompanying such financial statements has been reissued to reflect the retrospective adoption of the Updated Standards and (ii) the financial statements and accompanying notes have been updated to reflect the retrospective adoption of the Updated Standards, to clarify certain disclosures in "Note 1—Summary of Significant Accounting Policies" and to include an unaudited footnote describing certain events that occurred subsequent to the Company's fiscal year end.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
23.1	Consent of Independent Registered Public Accounting Firm.
99.1	Audited Consolidated Financial Statements of Cubic Corporation.
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2013	CUBIC CORPORATION
	By:	/s/ James R. Edwards
		Name:	James R. Edwards
		Title:	Senior Vice President, General Counsel & Secretary

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  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES